Exhibit 99.4
Item 9A.    Controls and Procedures
Evaluation of Disclosure Controls and Procedures
An evaluation was carried out under the supervision and with the participation of Altice USA's management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined under SEC rules).  Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the design and operation of these disclosure controls and procedures were effective as of December 31, 2017.
Management's Annual Report on Internal Control Over Financial Reporting
The Current Report on Form 8-K does not include a report on management's assessment regarding internal control over financial reporting or an attestation report of the Company's independent registered public accounting firm due to a transition period provided by SEC rules for newly public companies.
Changes in Internal Control
During the year ended December 31, 2017, there were no changes in the Company's internal control over financial reporting that materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting.
The Company plans to migrate Cequel’s customer billing system to the Cablevision billing system platform in 2018.